	Wells Fargo & Company $5,000,000,000 Wells Fargo & Company CoreNotesSM

Filed under Rule 424 (b)(2), Registration Statement No. 333-103711

Pricing Supplement No. 7 – dated October 8, 2004

(To prospectus dated March 31, 2003 and prospectus supplement dated October 31, 2003)

CUSIP Number	Aggregate Principal Amount	Price to Public (1)	Purchasing Agent’s Discount (1)	Proceeds Before Expenses (1)	Interest Rate Per Annum	Interest Payment Frequency	Stated Maturity Date	Survivor’s Option

9497C0AT2	$1,248,000	100%	1.000%	99.000%	3.65%	Monthly	10/15/2009	Yes

Interest Payment Dates: The 15th day of month of each year commencing 11/15/2004.
Redemption Information: The Notes are not callable and are not subject to optional redemption.

9497C0AU9	$995,000	100%	1.500%	98.500%	4.50%	Monthly	10/15/2014	Yes

Interest Payment Dates: The 15th day of month of each year commencing 11/15/2004.
Redemption Information: The Notes are not callable and are not subject to optional redemption.

Wells Fargo & Company			Trade Date: 10/08/2004			Merrill Lynch & Co.

420 Montgomery Street			Issue Date: 10/14/2004			Purchasing Agent

San Francisco, CA 94163			Minimum Denominations/Increments: $1,000/$1,000			Acting as Principal

			Original Issue Discount: No

			All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

			(1) Expressed as a percentage of the aggregate principal amount

			“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.